UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 27, 2012 (November 21, 2012)

Unigene Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Fulton Street, Boonton, New Jersey		07005
(Address of principal executive offices)		(Zip Code)

(973) 265-1100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Pursuant to the Amended and Restated Financing Agreement, dated March 16, 2010, among Unigene Laboratories, Inc. (the “Company”), Victory Park Management, LLC, as administrative agent and collateral agent (“Agent”), and Victory Park Credit Opportunities Master Fund, Ltd. (the “Original Agreement”), as amended by the Forbearance Agreement and First Amendment to Amended and Restated Financing Agreement, dated as of September 21, 2012, by and among the Company, Agent, Victory Park Credit Opportunities, L.P., VPC Fund II, L.P., VPC Intermediate Fund II (Cayman) L.P., and Victory Park Credit Opportunities Intermediate Fund, L.P. (collectively, the “Lenders” and together with the Agent, the “VPC Parties”) (the “Forbearance Agreement” and, together with the Original Agreement, the “Agreement”), the Company has (A) issued to VPC Fund II, L.P  upon the terms and conditions stated in the Forbearance Agreement a one-year senior secured convertible note in the aggregate principal amount of $4 million (the “First Amendment Note”); and (B) re-issued to the Lenders on September 24, 2012 all four three-year, senior secured convertible notes in the aggregate principal amount of approximately $43.8 million in existence (collectively, the “Re-issued Notes” and together with the First Amendment Note, the “Notes”).  The Original Agreement and the transactions contemplated thereby were previously disclosed by the Company on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2010, while the Forbearance Agreement and the transactions contemplated thereby were previously disclosed by the Company on a Current Report on Form 8-K filed with the SEC on September 26, 2012.

Section 8.18 of the Agreement requires that the Company timely file all reports required to be filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended.  Under Section 10.1(z) of the Agreement, the Company’s failure to timely file any such report is an event of default.

As previously disclosed, while reviewing its draft Form 10-Q for the quarter ended September 30, 2012, the Company identified a potential issue in its historic methodology of accounting for a non-cash embedded derivative liability related to the senior secured convertible notes issued under the Original Agreement.  As a result, the Company was unable to finalize and file its Form 10-Q by the SEC’s extended filing deadline of November 21, 2012.  Therefore, the Company has given the VPC Parties notice that an event of default has occurred under the Agreement by virtue of the Company’s failure to timely file its quarterly report on Form 10-Q for the quarter ended September 30, 2012.

Under Section 2.2 of the Agreement, for so long as this event of default is continuing, the unpaid principal amount of the Notes shall bear interest at the default interest rate, which is the current interest rate under the Agreement plus 3%. In addition, the Lenders have the right, following written notice to the Company, to cause the Company to redeem all or any portion of the Notes. The price for redemption of the Notes shall be equal to the greater of (i) an amount equal to the sum of one hundred fifteen percent (115%) of the outstanding principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, plus accrued and unpaid late charges, and (ii) an amount equal to the product of (A) the number of shares of the Company’s common stock into which the principal amount and all accrued and unpaid interest outstanding under the Notes to be redeemed may, without giving effect to any limitations set forth in Section 4 of the Notes, be converted as of November 22, 2012 (i.e., the date on which the Company was deficient in filing its quarterly report on Form 10-Q for the quarter ended September 30, 2012), multiplied by (B) the “Weighted Average Price” (as defined in the Notes) for one share of the Company’s common stock as of such date.

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 21, 2012, the Company’s management, in consultation with the Company’s Board of Directors, determined that the Company's financial statements and other financial information contained in its annual Form 10-K (as amended) for the years ended December 31, 2010 and December 31, 2011 and the condensed financial statements presented in its quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2010 through June 30, 2012 should no longer be relied upon.  Additionally, the Company is unable to currently finalize and file its Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2012.

As described in Item 2.04 of this Current Report, the Company identified a potential issue in its historic methodology of accounting for a non-cash embedded derivative liability related to the senior secured convertible notes issued under the Original Agreement.  The accounting issue relates to the following:  (A) At the time the aforementioned senior secured convertible notes were issued, the Company recorded a derivative liability at fair value in its financial statements because the Company did not have sufficient authorized shares to effectuate full conversion of the convertible notes; and (B) in June 2010, after the required authorized shares were approved, the Company reversed the liability.  The Company believes the liability should not have been reversed and should have been marked to fair value for each reporting period dating back to the quarter ended June 30, 2010 because the conversion option on the senior secured convertible notes represents an embedded derivative liability in accordance with U.S. Generally Accepted Accounting Principles.  Additionally, the Company determined that the methodology utilized to estimate the fair value of the non-cash embedded derivative liability for the quarterly period ended March 31, 2010 was not appropriate as it did not properly reflect a reset feature contained within the related senior secured convertible notes.  The conversion option on the senior secured convertible notes issued under the Original Agreement was not exercised prior to being terminated on September 21, 2012 in connection with the issuance of the Notes pursuant to the Forbearance Agreement.  The Company and its advisors will continue the process of assessing the issue and its related impact on the Company’s financial statements.

Because the Company has engaged independent valuation experts to assist with the determination of the historical fair value of the non-cash embedded derivative liability, the Company will require additional time to complete its analysis and to determine the extent of the corrections that may be required to properly present its historical financial statements.  Other effects on previously issued financial statements are also possible.  The Company cannot currently quantify the potential impact of the restatement.

Authorized officers of the Company as well as the Chairman of the Company’s Board of Directors and the Chairman of the Audit Committee of the Board of Directors have discussed the matters disclosed in this Item 4.02 with Grant Thornton LLP, the Company’s independent registered public accounting firm.

Safe Harbor for Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995:

This Current Report on Form 8-K contains forward-looking statements.  These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. These known and unknown risk factors include, but are not limited to: the delay in obtaining or the failure to obtain regulatory approvals for our products and the products of our licensees that may generate royalty and milestone payments to us, our ability to achieve product sales and royalties, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies and our ability to enter into favorable new agreements with such companies, our ability to cut expenses and maintain efficiencies, our ability to enter into new financing arrangements, the ability of our products to gain market acceptance and increase market share, the uncertainty of results of animal and human testing, the risk of product liability and liability for human clinical trials, our dependence on patents and other proprietary rights and the risks associated with patent litigation, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, general economic and business conditions, our history of losses and ability to achieve profitability, litigation and other risk factors discussed in our SEC filings, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. In addition, any statements that refer to expectations, projections, contingencies, goals, targets or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements and are not statements of historical fact. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this filing.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

	By:	/s/ Gregory T. Mayes
Gregory T. Mayes, President and General Counsel

Date: November 27, 2012